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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated November 29, 2001. It should be noted that we have not audited any financial statements of the company subsequent to September 30, 2001 or performed any audit procedures subsequent to the date of our report.

                                        /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
December 21, 2001